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Exhibit 99.1

FOR IMMEDIATE RELEASE

ERF WIRELESS RESTRUCTURES AND SUPPLEMENTS MANAGEMENT TEAM TO ACCOMMODATE FASTER GROWTH

ERF WIRELESS MOVES FOCUS FROM PRODUCT DEVELOPMENT TO GROWTH AND FULL PRODUCTION

LEAGUE CITY, Texas, Mar 24, 2008 (BUSINESS WIRE) -- ERF Wireless (OTCBB:ERFW), a leading provider of enterprise-class wireless and broadband products and services, announced today that it has made a number of key personnel reassignments and additions in recognition of the company's growth and its recently announced intention to move its core wireless bank model from the development stage into full production status. Also central to the decision to make these personnel changes has been the rapid growth of the WISP (Wireless Internet Service Provider) products and services that the company currently offers in Texas, Louisiana and New Mexico.

According to Dr. H. Dean Cubley, CEO of ERF Wireless, there have been a number of personnel reassignments and additions in the company's Enterprise Network Services (ENS) subsidiary dictated by the rapid growth of the company's commercial and retail wireless Internet business that now serves some 10,000 customers throughout three states, as well as the company's growing full-production requirements. In addition to "going live" in the next few of weeks with one of the major bank projects that began in calendar 2007, ENS is in the process of kicking off three new projects in early 2008 and is expecting to close a number of banking network projects in multiple states in 2008.

o As previously announced, Mike Jones, the former CTO of Broadwing, has joined ERF Wireless as a Director as well as a consultant to assist in the ENS operational and technological transitions.

o Greg Smith will move from his current position as CFO of ERF Wireless to become the CEO of the ENS subsidiary where he'll provide the day-to-day direction of the new ENS production rollout. Smith will also continue to be in charge of all ERF Wireless acquisitions.

o        Mike Moehle will continue to anchor ENS Sales and Marketing as EVP.
         With more than 18 years experience as an executive in the communications industry, Mike plays a critical role as the primary contact for ENS customers and prospects.

o John Nagel will head up Engineering Planning to provide front-end sales support engineering.

o        Troy Butaud will be responsible for engineering statements of work.

o ENS has hired Israel Bocanegra, formerly with Broadwing, to head up the operational aspects of all new bank installations.

o Reflecting the growing interest of the CryptoVue(R) network appliance as a stand-alone security product for non-bank applications, John Arley Burns will head up a new non-bank CryptoVue sales and marketing initiative as well as the continuing CryptoVue R&D efforts. Burns will also serve as the ENS CTO.

o John Adrian Burns, the former ENS CEO, has elected to leave his position as ENS CEO, as well as his board position, for personal reasons.

Dr. Cubley went on to note that the company has named Robert `Bobby Mack' McClung as Executive Manager to oversee WISP operations as well as WiNet products and services that are sold jointly with regional banks. "Bobby Mack joined the management team last year when he sold his company, Momentum Online, to ERF Wireless and he's done an outstanding job managing our Central Texas WISP operations," said Dr. Cubley. "In his new position, Bobby Mack will continue to manage our day-to-day Central Texas WISP operations. He'll also provide overall


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operational management for all of our other WISP regions. Finally, he'll coordinate with corporate-level personnel to assure the successful implementation of the WiNet model in each of the bank locations where ERF Wireless is providing that service in partnership with the banks."

The company also announced that Richard R. Royall has joined ERF Wireless as the new CFO, filling the vacancy created when Greg Smith accepted the position of CEO of the ENS subsidiary. Royall will also become an ERF Wireless Director, following his confirmation by the stockholders. Royall has been a Certified Public Accountant since 1972 and has concentrated his accounting expertise in Securities and Exchange registrations and filings, including the implementation of SOX 404 compliance. Royall has been a public company CFO and Director in the past with more than eight years of direct experience.

Dr. Cubley concluded, "The changes noted above reflect our preparation of the company for the next round of growth. Our management and staff have accomplished a great deal in a very short period of time and I've challenged our new organization to continue the pace of growth we've established over the past few years."

ABOUT ERF ENTERPRISE NETWORK SERVICES

ERF Enterprise Network Services is an experienced provider of encrypted wireless networks throughout rural areas of the U.S. The company and its principals have been in the LAN/WAN, network integration, ISP, Internet banking, encryption technology, and banking software businesses for more than 20 years and have constructed secure, encrypted, wireless broadband networks as well as secure Internet banking solutions and other secure data processing systems for hundreds of banks, primarily in rural communities across America. For more information, please visit their website at http://www.erfwireless.com/enterprise.htm or call 866-352-9533.

ABOUT ERF WIRELESS

ERF Wireless Inc. is a fully reporting public corporation (OTCBB:ERFW) that specializes in providing secure wireless and broadband product and secure service solutions to banking and commercial clients on a national and international basis. Its principals have been in the network integration, triple-play FTTH, IPTV content delivery, and Internet banking and encryption technology businesses for more than 20 years and have constructed encrypted, wireless broadband networks, fiber-to-the-home projects, as well as secure Internet banking solutions for hundreds of banks across America. For more information about ERF Wireless, please visit www.erfwireless.com or call 281-538-2101. (ERFWG)

FORWARD-LOOKING STATEMENTS IN THIS RELEASE REGARDING ERF WIRELESS INC. ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS, INCREASED LEVELS OF COMPETITION, NEW PRODUCTS AND TECHNOLOGICAL CHANGES, THE COMPANY'S DEPENDENCE UPON THIRD-PARTY SUPPLIERS, INTELLECTUAL PROPERTY RIGHTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


Contact:
ERF Wireless Inc.
Clareen O'Quinn, 281-538-2101 ext. 113
coquinn@erfwireless.com